Exhibit 21.1


        Information pertaining to the subsidiaries of MOA Hospitality, Inc. as of March 20, 1998 is set forth in the following table:


        Name of Subsidiary                              State of Incorporation
        ------------------                              ----------------------
        Ben Franklin Florida Enterprises, Inc.          Florida

        Broadleaf Hotels, Inc.                          California

        Budget Motel Supply Corporation                 Delaware

        Central Park Motel Corp.                        Delaware

        Gateway Restaurant, Inc.                        California

        Kansas City Hotel Corporation                   Kansas

        Megan Park, Inc.                                Illinois

        Motels of America, L.L.C.                       Delaware

        MOA Centro, Corp                                Delaware

        MOA Investor Corp.                              Delaware

        MOA Membership Corp                             Delaware

        MOA Portfolio II, Ltd.                          Delaware

        MOA-CS Corp.                                    Delaware

        MOA-TL Corp.                                    Delaware

        MOA-TL Holding Corp.                            Delaware

        Pacshore Initial Corp.                          Delaware

        The Products Group, Inc                         Delaware

        TAD Membership Corp.                            Delaware

        TAD Properties, L.L.C.                          Delaware

        TD Leasing Corp.                                Delaware

        TD Leasing L.L.C.                               Delaware


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        Name of Subsidiary                              State of Incorporation
        ------------------                              ----------------------
        Tri-State Inns, Inc.                            Georgia

        York Motel Corp.                                Delaware